SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act 1934
Date of Report (Date of earliest event reported): October 5, 2017
NEMAURA MEDICAL, INC.
(Exact name of registrant as specified in charter)
Nevada
(State or other jurisdiction of incorporation)
000-55283	46-5027260
(Commission File Number)	(IRS Employer Identification No.)

Advanced Technology Innovation Centre Loughborough University Science and Enterprise Parks 5 Oakwood Drive Loughborough, Leicestershire United Kingdom	LE11 3QF
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	00 44 1509 222912
________________________________________________________________________ (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 8.01.  Other Events

On October 5, 2017, the Registrant entered into common stock exchange agreements (the “Agreements”) with each of its three largest shareholders, (i) Dewan F.H. Chowdhury, who is the Registrant’s Chief Executive Officer and serves as a Director on the Board of Directors of the Registrant (the “Board”), (ii) Bashir Timol, who serves as a Director on the Board, and (iii) Sufyan Ismail.  Pursuant to the Agreements, the shareholders would exchange, in the aggregate, 137,324,000 shares of the Registrant’s common stock (the “Shares”) for 137,324 shares of Series A Convertible Preferred Stock (the “Transaction”).  The closing of the Transaction is subject to certain conditions, including, without limitation, the approval by the disinterested members of the Board of Directors, the filing of the Certificate of Designation for the Series A Convertible Preferred Stock, the execution and delivery of the Agreements, the cancellation of the Shares and the issuance of certificates evidencing the Series A Convertible Preferred Stock.

On October 10, 2017, the Registrant filed a Certificate of Designation with the Secretary of State of the State of Nevada to designate two hundred thousand shares of preferred stock as Series A Convertible Preferred Stock.  Each share of Series A Convertible Preferred Stock is convertible into 1,000 shares of the Company’s common stock, automatically upon the occurrence of certain triggering events, as set forth in the Certificate of Designation, or voluntarily by the holder after February 1, 2019, if these triggering events have not occurred.  Each holder of issued and outstanding Series A Convertible Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which the Series A Convertible Preferred Stock is convertible. Holders of Series A Convertible Preferred Stock are entitled to vote on any and all matters presented to stockholders of the Company, except as provided by law.  The Series A Convertible Preferred Stock has preference to the common stock as to dividends or distributions of assets upon liquidation or winding up of the Company.

On November 6, 2017, the transaction was consummated and the Shares were cancelled.  As a result, the Registrant has 67,676,000 shares of common stock issued and outstanding.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation for Series A Convertible Preferred Stock
99.1	Form of Common Stock Exchange Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Nemaura Medical, Inc.

Dated: November 7, 2017	By:	/s/ Dewan F H Chowdhury
Name: Dewan F H Chowdhury
Title: Chief Executive Officer